SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   June 3, 1997

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado                0-18729               84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)

   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
  (Address of principal executive office)        Zip Code

Registration telephone number, including area code: (706) 629-8682













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Item 5.           Other Events.

                  On June 3, 1997, Continental was served with a lawsuit entitled RANA Investment Company and RIC Investment Fund, Ltd. (f/k/a Reg-S Investment Fund Ltd.) v. Continental American Transportation, Inc. The lawsuit was filed in the United States District Court for the Northern District of Georgia, Rome Division, Case No. 4:97-cv-0165-HLM.

                  The Board of Directors of Registrant had been in negotiations with the plaintiff's representatives over the course of the last several months and such representatives had given no indication that the plaintiffs were either threatening or intending to commence litigation.

                  The complaint alleges that the Registrant has refused to honor its contractual obligations to convert certain Convertible Promissory Notes held by the Plaintiffs into the Registrant's common stock. The Notes were issued on March 19, 1996 and April 2, 1996. Plaintiffs' claims arise out of notices of conversion delivered to the Registrant on December 30 and 31, 1996. The Board of Directors of Registrant was negotiating to redeem the subject Notes as opposed to permitting their conversion into common shares.

                  Along with the complaint, Plaintiffs also filed and served a request for a temporary restraining order seeking to restrain the Registrant or its directors, officers, employees, agents and counsel from engaging in any act, transaction or dealing which could result (1) in the issuance of additional shares of the Registrant's common stock pending the resolution of the complaint or (2) in the reduction of the Registrant's authorized stock.

                  A hearing on Plaintiffs' request for a temporary restraining order was held on June 5, 1997. After negotiation between the parties, a consent order restrains the Registrant for a period of 14 days from doing any of the following: (1) approving an increase in the Registrant's authorized number of common stock shares; (2) issuing additional shares of the Registrant's presently authorized but unissued common stock; (3) issuing additional securities which grant the securities holder the right to convert or exchange into the Registrant's common stock; (4) honoring the exercise of the conversion, option, or warrant rights of any other securities holder into the Registrant's common stock; (5) entering into or performing any other transaction or

                                                         2

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                  agreement that could dilute the common stock shares claimed by
                  Plaintiffs; and (6) reducing the amount of the Registrant's authorized common stock.

                  The Court has scheduled a hearing for June 19, 1997 on Plaintiffs' request for a preliminary injunction.

                  The Board of Directors always intended to treat all investor noteholders and debenture holders with conversion rights, including the plaintiffs, fairly and properly. The Registrant, on the advice of counsel and as a result of the lawsuit and the order issued, must suspend current negotiations, conversions and settlement talks with its other noteholders and debenture holders until resolution of certain issues at the scheduled June 19th hearing or later as these claims are litigated in the subject lawsuit. The Board of Directors has uncovered what appears to have been significant short-selling of its common shares prior to Registrant's receipt of plaintiffs' notices of conversion, which if true, represents material violations under the subject agreements. The Board of Directors reiterates its intentions to vigorously prosecute the defense of this lawsuit and to litigate any available counterclaims.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CONTINENTAL AMERICAN TRANSPORTATION, INC.



                            By:     s/Brian Henninger
                                    Brian Henninger
                                    Chief Financial Officer
Dated:  June 9, 1997




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